EXHIBIT 1

Joint Filing Agreement

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of The Liberty Corporation, a South Carolina corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     Date: August 30, 2005

W. HAYNE HIPP

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

ANNA H. HIPP SMALL

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

ANNA KATE HIPP

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

DOROTHY G. LELAND

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

F. REID HIPP

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

FRANCES M. McCREERY

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

CECIL GUY GUNTER, JR.

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

JOHN B. HIPP

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

MARY H. HIPP

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

MARY JANE HIPP BROCK

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

MASON A. GOLDSMITH

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact

ROBERT E. HUGHES, JR.

/s/ Martha Williams

By: Martha Williams as Attorney-in-fact